SECOND AMENDMENT TO DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT (“Amendment”) to the Distribution Agreement (the “Agreement”) dated September 30, 2021, by and between TRUST FOR PROFESSIONAL MANAGERS (“Fund Company”), ROCKEFELLER & CO. LLC (“Adviser”) and QUASAR DISTRIBUTORS, LLC (“Distributor” and together with Fund Company and Adviser, the “Parties”) is entered into as of July 27, 2023 (the “Effective Date”).

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to add Rockefeller US Small Cap Core Fund; and

WHEREAS, Section 10 (B) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto and incorporated herein.

2.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

QUASAR DISTRIBUTORS, LLC

By:    /s/ Teresa Cowan

Name: Teresa Cowan Title: President
TRUST FOR PROFESSIONAL MANAGERS

By:    /s/ Jennifer A. Lima

Name: Jennifer A. Lima Title: Acting President
ROCKEFELLER & CO. LLC

By:    /s/ Timothy McCarthy

Name: Timothy McCarthy

Title: General Counsel

Effective July 18, 2023

Exhibit A to the Distribution Agreement Fund Names
Separate Series of Trust for Professional Managers

Name of Series

Rockefeller Climate Solutions Fund
Rockefeller US Small Cap Core Fund